Exhibit 10.13

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

March 1, 2021

This First Amendment (this “Amendment”) to the Employment Agreement (as defined below) is made and entered into as of the date first written above by and between Repay Management Services LLC (the “Company”) and Shaler V. Alias (“Executive”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Employment Agreement.

WHEREAS, Executive and M & A Ventures, LLC (“M & A Ventures”) entered into that Employment Agreement, dated as of January 21, 2019 (the “Employment Agreement”);

WHEREAS, on or about April 15, 2019, M & A Ventures assigned its rights under the Employment Agreement to the Company, and the Company assumed the obligations of M & A Ventures under the Employment Agreement; and

WHEREAS, Executive and the Company now desire to amend the Employment Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Employment Agreement, the parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

1.Business Protection Covenants.  The parties agree that the definitions of “Business of Company” and “Competing Business” for purposes of Section 5 of the Employment Agreement are hereby deleted and replaced with the following:

(i)

“Business of Company” means the business of providing electronic payment processing services to businesses in any or all of the following industries (collectively, the “Target Verticals”): personal lending, automotive lending, receivables management, healthcare, mortgage,  business-to-business and such other industries that are publicly-identified by the Company as included among its primary “verticals” or “vertical markets” during the Employment Period.

(ii)

“Competing Business” means any person, business or subdivision of a business which substantially engages in the Business of Company, or which is actively planning to engage in the Business of Company, excluding subdivisions of a business, if any, which are unrelated to the Business of Company and excluding any business that provides electronic payment processing services so long as the revenues or gross profits derived by such business from customers in the Target Verticals do not exceed twenty percent (20%) of the total revenue or total gross profits, respectively, of such business during any twelve (12)-month period during

Executive’s employment with the Company and the twenty-four (24) months after such employment ends.

2.Scope of Amendment.  The parties hereto agree that nothing in this Amendment shall be deemed to modify any of the provisions of the Employment Agreement except as expressly set forth herein, and that, except as expressly set forth herein, the terms of the Employment Agreement remain in full force and effect.

3.Miscellaneous.  The provisions of Section 11, Section 12, Section 13, Section 14, Section 15 and Section 18 of the Employment Agreement shall apply mutatis mutandis to this Amendment.  Any reference to the Employment Agreement in the Employment Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Employment Agreement, as amended by this Amendment (or as the Employment Agreement may be further amended or modified after the date hereof in accordance with the terms thereof).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

COMPANY:

REPAY MANAGEMENT SERVICES LLC

By:/s/ John A. Morris

Name:  John A. Morris

Title:  Chief Executive Officer

EXECUTIVE:

/s/ Shaler V. Alias

Name:  Shaler V. Alias

[Signature Page to First Amendment to Employment Agreement]